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Exhibit 23 - Consent of Certified Public Accountant

Board of Directors
Pioneer Bankshares, Inc.



     We consent to the use of our report dated February 2, 2001 on the financial statements of Pioneer Bankshares, Inc. for the periods ending December 31, 1999 and 2000 included in this Form 10KSB.

                                    S. B. Hoover & Company, L.L.P.




Harrisonburg, VA
March 29, 2001